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                                                                     EXHIBIT 23

              WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration
Nos. 33-4049, 33-38725, 33-55692, 333-04353 and 333-51533) and to the
incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-21123, 33-28375, 33-12209, 33-49244, 33-57918, 333-19311,
333-78643, 333-78645, and 333-78647) of Warner-Lambert Company of our report dated January 24, 2000, except for Note 6 for which the date is February 7, 2000, which appears on page 28 of this Form 10-K. We also consent to the use of our report on the Financial Statement Schedule, which appears on page 67 of this Form 10-K.

                                                      PRICEWATERHOUSECOOPERS LLP
400 Campus Drive
Florham Park, NJ 07932
March 28, 2000